Hermes Fund Managers Limited Co-Investment Scheme Rules 2018 Approved by the Remuneration Committee on 19 November 2018

Contents Contents _____________________________________________________________________________ 1 1. Eligibility, Nature of Scheme and Definitions ____________________________________________ 2 2. Other Definitions __________________________________________________________________ 10 3. Participation Criteria & Selection of Funds ____________________________________________ 11 4. Closure & Rebalance of Funds ______________________________________________________ 13 5. Making of Awards _________________________________________________________________ 15 6. Investment Professionals – Allocation of Initial Unit Value to the Funds ____________________ 16 7. Non-Investment Professionals – Allocation of Initial Unit Value to the Funds ________________ 17 8. Vesting of Awards _________________________________________________________________ 18 9. Determination of Final Unit Values ___________________________________________________ 19 10. Cessation of Employment __________________________________________________________ 20 11. Winding-up _______________________________________________________________________ 21 12. No payments until Vesting __________________________________________________________ 22 13. Cash Scheme Only ________________________________________________________________ 23 14. Alterations to the Scheme __________________________________________________________ 24 15. Relationship with Service Contract and Other Employee Compensation Schemes ___________ 25 16. Withholdings _____________________________________________________________________ 26 17. No Assignment ___________________________________________________________________ 27 18. Service of Documents ______________________________________________________________ 28 19. Governing Law ____________________________________________________________________ 29 20. US Section 409A __________________________________________________________________ 30 21. Data Protection ___________________________________________________________________ 31 22. Clawback ________________________________________________________________________ 32 Schedule 1 ___________________________________________________________________________ 33 Appendix 2-1 _________________________________________________________________________ 35 Schedule 2 ___________________________________________________________________________ 36 Appendix 2-1 _________________________________________________________________________ 38 Schedule 3 ___________________________________________________________________________ 39 Appendix 3-1 _________________________________________________________________________ 41 1

1. Eligibility, Nature of Scheme and Definitions 1.1. A person who is an Employee, and who is eligible to be considered for a bonus in respect of any Financial Year ending on or after 31st December 2018 will be required to irrevocably waive and forego their eligibility to be considered for part of the bonus and be granted an Award. No other person shall be entitled to be granted an Award. 1.2. In these rules the following words and expressions have the following meanings unless inconsistent with the context: “Aggregate Bonus” the aggregate of all bonuses which, but for the Scheme, an Employee would have been eligible to receive in respect of a Financial Year; “AIF” an Alternative Investment Fund for the purpose of the AIFM Remuneration Code set out in SYSC 19B of the Financial Conduct Authority Handbook; “AIFM” an Alternative Investment Fund Manager for the purpose of the AIFM Remuneration Code set out in SYSC 19B of the Financial Conduct Authority Handbook; “Award” a right to a cash payment to the Award Holder, pursuant to these Rules; “Award Holder” a person holding an Award, or his personal representatives, as the context may require; “Award Notice” a notice sent to a Participant in respect of an Award in accordance with Rule 5.1 in substantially the form as set out in Schedule 2 (for Non- Investment Professionals) and Schedule 3 (for Investment Professionals), or in such other form as the Remuneration Committee may specify from time to time, as revised in accordance with Rule 4.4(d) and/or Rule 4.5(b); “Bad Leaver” an Award Holder who ceases to be employed within the Group in circumstances where he is not a Good Leaver (or gives or receives notice of such cessation) and, for the avoidance of doubt, this shall include where cessation is for Cause; “Cause” means (i) the Award Holder materially violating the ‘standards of conduct’; (ii) the Award Holder violating a term or terms of the Award or any employment contract; (iii) the Award Holder being insubordinate or engaging in unprofessional conduct directed at clients, customers, co- workers or management personnel; (iv) the Award Holder’s refusal to perform their duties in good faith and to the best of their ability (v) any wilful, negligent or grossly negligent conduct by the Award Holder which does or may result in damage to the professional reputation or capabilities of the Company; (vi) any wilfully negligent or grossly negligent conduct by the Award Holder which causes the Company to be the subject of scorn, disrespect, negative publicity or embarrassment. For the purposes of this 2 definition, the Award Holder shall be in violation of the ‘standard of conduct’ if they do not abide by all rules, codes of conduct, regulations, policies, practices and procedures, which the Company (or, as applicable, another Group Company) may operate and may amend from time to time, and all applicable compliance, legal and regulatory requirements (whether domestic, foreign or local); “Closed Fund” any fund specified in an Award Notice (being a Managed Fund or a fund which constituted part of the Growth Fund) which has closed at any time during the year ending on the commencement of a Rebalancing Period; “Closure Date” the date upon which a Closed Fund closed (and in the event of any dispute as to such date, the Executive Committee’s determination shall be final and binding on all parties); “Closure Investment in respect of a Unit comprised in an Award where any amount of the Initial Return” Unit Value is invested in a Closed Fund (including a Closed Fund that is a Managed Fund), the Investment Return on such amount as at the Closure Date; "Company" Hermes Fund Managers Limited; "Deferred Amount" an amount calculated in relation to an Aggregate Bonus (and specified in the relevant Award Notice) as follows: Has the Remuneration Committee Status of Participant exercised discretion under Rule 3.10 Rule to apply rule 3.2? Not a Regulated No applicable Rule 3.2 Employee Regulated Employee Yes Rule 3.2 Rule 3.3 or 3.4 No (as appropriate) 3

“Effective Date" 1 April immediately following the end of the Financial Year in respect of which the Award Holder’s Aggregate Bonus is subject to Rule 3.1, unless another date is specified in the Award Notice; "Employee" an employee of the Company or another Group Company (including a US Employee); “Executive the committee comprising those executive directors as designated from Committee” time to time by the Board of Directors of the Company and such other individual or individuals as they shall determine; “Final Unit Value” an amount ascribed to a Unit relating to an Award in accordance with Rule 9, being one of: (a) the amount ascribed to Unit 1 (the “Final Unit 1 Value”); (b) the amount ascribed to Unit 2 (the “Final Unit 2 Value”); (c) the amount ascribed to Unit 3 (the “Final Unit 3 Value”); “Financial Year” a financial year of the Company (as determined in accordance with the provisions of section 390 of the Companies Act 2006; “First Vesting Date” the first anniversary of the Effective Date of an Award; “Fixed the amount of an Employee’s Remuneration for a Financial Year that is fixed Remuneration” and definite under the terms of their contract of employment; “Good Leaver” an Award Holder who ceases to be employed within the Group as a result of, redundancy, or ill-health or disability (in either case evidenced to the satisfaction of the Remuneration Committee), or death; "Group" the Company and its subsidiaries (within the meaning of section 1159 of the Companies Act 2006) and “Group Company” shall be construed accordingly; “Growth Fund” in respect of any Financial Year, the basket of separate funds identified in the relevant Investment Preference Form as forming the Growth Fund, subject to any rebalancing or other amendment pursuant to Rule 4; 4

“Initial Unit Value” an amount ascribed to a Unit relating to an Award in accordance with Rule 5.4 and specified in the Award Notice, being one of: (a) the amount ascribed to Unit 1 (the “Initial Unit 1 Value”); (b) the amount ascribed to Unit 2 (the “Initial Unit 2 Value”); (c) the amount ascribed to Unit 3 (the “Initial Unit 3 Value”); "Investment in respect of an Award made to an Investment Professional, a form Preference Form" substantially as set out in Schedule 1, or, in such other form as the Executive Committee specifies from time to time; “Investment A Participant engaged in portfolio management of funds; Professional” “Investment Return” in respect of any amount of an Initial Unit Value invested in a fund (including a Managed Fund) (“Seed Amount”) in relation to a particular Award, the amount of money that would be paid out of such fund to the Award Holder as at the relevant date proscribed by these Rules (taking into account the provisions of Rule 4 and all gains and losses accrued in relation to the Seed Amount and net of any management fees) if such fund was closed and, for the purpose of this definition, “fund” means any Managed Fund specified in the relevant Award Notice and, in relation to the Growth Fund, each separate fund set out in the Appendix to the Award Notice, but in all cases, taking account of Rule 4.7; “Managed Funds” the fund or funds directly managed by an Investment Professional; “Mandatory the Remaining Percentage in respect of an Investment Preference Form Percentage” divided by the number of Managed Funds specified in it; “Non-Investment an Employee who is not an Investment Professional; Professional” “Overseas the equivalent of any sum stipulated in Sterling in these Rules in the Equivalent” currency in which the Participant whose Aggregate Bonus is being applied for the purpose of Rule 3.2, 3.3 or 3.4 (as the case may be) is normally paid using, for this purpose, the 12 month average interbank exchange rate for exchanging Sterling into that currency measured over the relevant Financial Year or such other rate of exchange as the Executive Committee deems appropriate; “Participant” an Employee eligible to participate in the Scheme in respect of a Financial Year in accordance with Rule 1.1; 5

"Participation the criteria for participation in the Scheme for a Financial Year as set out in Criteria" Rule 3; “Principles of the principles of proportionality to remuneration policies of AIFM as referred Proportionality” to in the AIFM Remuneration Code at SYSC 19B.1.1A(2) of the Financial Conduct Authority Handbook; “Rebalancing either: Period” (a) where the Executive Committee has not exercised its discretion pursuant to Rule 4.8, the period of 30 days ending on 1 March; or (b) where the Executive Committee exercises that discretion, the period of 30 days commencing on the date determined by the Executive Committee pursuant to Rule 4.8; “Regulated any Employee classed as “AIFM Remuneration Code staff” for the purpose Employee” of the AIFM Remuneration Code set out in SYSC 19B of the Financial Conduct Authority Handbook, being one whose professional activities have a material impact on the risk profiles of either the AIFMs within the Company or Group or AIFs that such AIFMs manage, who shall in respect of a Financial Year receive either: (a) Variable Remuneration of more than 33% of their Total Remuneration; or (b) Total Remuneration of more than £500,000; (including senior management, risk takers, control functions and any Employee receiving Total Remuneration that takes them into the same Remuneration bracket as senior management and risk takers), in each and every case as determined by the Remuneration Committee; “Remaining the percentage remaining after deducting from 100 per cent, the Selected Percentage” Percentage specified in an Investment Preference Form (which may be zero); “Remuneration” any form of an Employee’s remuneration, including salary, discretionary pension benefits and benefits of any kind payable to them by virtue of their employment by any Group Company; "Remuneration the Remuneration Committee of the Board of Directors of the Company; Committee" 6

“Replacement Fund” a fund selected at the sole discretion of the Executive Committee to replace a Closed Fund; “Repudiatory Event” any one or more of the following: (a) the Award Holder has participated in or was responsible for conduct which resulted in significant losses to a Group Company; (b) the Award Holder has failed to meet appropriate standards of fitness and propriety; (c) the Company has reasonable evidence of fraud or material dishonesty by the Award Holder; (d) the Company has become aware of any material wrongdoing on the part of the Award Holder; (e) the Award Holder has acted in any manner which in the opinion of the Remuneration Committee has brought or is likely to bring any Group Company into material disrepute or is materially adverse to the interests of any Group Company; (f) there is a breach of the Award Holder’s employment contract that is a potentially fair reason for dismissal; (g) the Award Holder is in breach of a fiduciary duty owed to any Group Company or any client or customer of any Group Company; (h) the Award Holder participates in a ‘lift out’ of a team or group of Employees, or whether alone or with others entices or otherwise encourages a team or group of Employees to move to another firm; (i) an Award Holder who has ceased to be an Employee was in breach of his or her employment contract or fiduciary duties in a manner that would have prevented the grant or Vesting of the Award had the Company been aware (or fully aware) of that breach, and which the Company was not aware (or not fully aware) until after both: (i) the Award Holder’s ceasing to be an Employee; and (ii) the time Award Vested; or (j) there was a material error in determining: (i) whether the Award should be granted; or (ii) the size and nature of the Award. (k) a Group Company mis-stated any financial information (whether or not audited) for any part of any financial year that was taken into account in determining: (i) whether the Award should be made; or (ii) the Deferred Amount of the Award; or 7

(l) a Group Company or business unit that employs or employed the Award Holder, or for which the Award Holder is responsible, has suffered a material failure of risk management; “Rules” the rules of the Scheme as set out herein and as may be amended from time to time; "Scheme" the co-investment scheme described by the Rules; “Second Vesting the second anniversary of the Effective Date of an Award; Date” "Section 409A" Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder; “Selected a percentage (not exceeding fifty per cent) of a Participant’s Deferred Percentage” Amount specified by them in an Investment Preference Form pursuant to Rule 3.7, to be notionally invested in the Growth Fund (or zero, if no percentage is specified); “Subsisting” an Award shall be treated as subsisting to the extent that it has not Vested or lapsed in respect of any Unit, and “Subsist” and “Subsisted” shall be construed accordingly; “Third Vesting Date” the third anniversary of the Effective Date of an Award; “Total an Employee’s total Remuneration in respect of a Financial Year; Remuneration” “Unit” a notional unit subject to an Award for the purpose of determining the amount of the cash payment that may be made to the Award Holder on Vesting of the Award being, as the context requires, any of the following: (a) Unit 1; (b) Unit 2; (c) Unit 3; and references to “each of the Units” shall be construed as meaning each of Unit 1, Unit 2 and Unit 3; “US Employees” Employees or Award Holders resident in or subject to taxation under the laws of the United States of America; 8

“Variable in relation to an Employee, such amount of his Remuneration in respect of Remuneration” a Financial Year as does not constitute Fixed Remuneration; “Vest” in relation to an Award, means the Award Holder becoming entitled to a payment in respect of the Award (by reference to one or more Units comprised in it) in accordance with the Scheme, and “Vested” and “Vesting” shall be construed accordingly; “Vesting Date” in relation to an Award, means a date on which an Award Vests, being any of the First Vesting Date, the Second Vesting Date or the Third Vesting Date (according to the context) or any other date on which it Vests and “Vesting Dates” shall be construed accordingly. 9

2. Other Definitions In these Rules: (a) words denoting the singular shall include the plural and vice versa; (b) references to 'business days' are to business days when banks are open in London; (c) references to 'Schedule' are to the Schedules to these Rules; (d) references to a Rule are a reference to a rule of this Scheme; (e) descriptive headings to Rules are for convenience only, have no legal effect and shall be ignored in interpreting of these Rules; and (f) the expression, “ceases to be a Service Provider” shall, subject to Rule 20, be construed as meaning an Employee ceasing to be an employee within the Group. 10

3. Participation Criteria & Selection of Funds 3.1. For any Financial Year for which a Participant is eligible to participate in the Scheme (including where they receive Variable Remuneration), they shall irrevocably waive and forego (so as to have no entitlement to receive) the Deferred Amount of their Aggregate Bonus before any part of that Aggregate Bonus is received by them (or deemed to have been received by them for tax purposes). References in this Rule to Aggregate Amount, Deferred Amount, Participant and Variable Remuneration shall be construed accordingly. 3.2. Subject to Rule 3.5, the Deferred Amount for any Participant who is not a Regulated Employee (irrespective of whether they are an Investment Professional or a Non-Investment Professional), is the sum of the Column 3 Deferred Percentages of the corresponding Co-Investment Thresholds stated in Column 2 for each of the First Row, the Second Row and the Third Row of the Table below. . Column 1 Column 2: Co-Investment Thresholds Column 3: Deferred Percentage Any part of the Aggregate Bonus not exceeding First Row 10% £150,000 (or the Overseas Equivalent) Any part of the Aggregate Bonus exceeding Second Row £150,000 (or the Overseas Equivalent) but not 30% exceeding £300,000 (or the Overseas Equivalent) Any part of the Aggregate Bonus exceeding Third Row 50% £300,000 (or the Overseas Equivalent) so that, for example (and as an aid to the interpretation of this Rule), an Investment Professional not being a Regulated Employee who would otherwise have been entitled to an Aggregate Bonus of £500,000 would irrevocably waive and forego £160,000 of that Aggregate Bonus, being the sum of £15,000 (First Row), £45,000 (Second Row) and £100,000 (Third Row). 3.3. Subject to Rules 3.5 and 3.10, where a Participant is a Regulated Employee (irrespective of whether they are an Investment Professional or a Non-Investment Professional) and they receive Variable Remuneration of less than £500,000, their Deferred Bonus is the higher of: a) the amount determined by applying Rule 3.2 to their Aggregate Bonus; or b) 40% of their Aggregate Bonus. 3.4. Subject to Rules 3.5 and 3.10, where a Participant is a Regulated Employee (irrespective of whether they are an Investment Professional or a Non-Investment Professional) and they receive Variable Remuneration of £500,000 or more, the Deferred Amount is the higher of: a) the amount determined by applying Rule 3.2 to their Aggregate Bonus; or b) 60% of their Aggregate Bonus. 3.5. Notwithstanding Rules 3.2, 3.3 and 3.4, the minimum Deferred Amount shall, in all cases be £7,500 (or the Overseas Equivalent), so that, for the avoidance of doubt, if applying Rule 3.2, 3.3 or 3.4 results in a Deferred Amount of less than £7,500 (or the Overseas Equivalent), any waiver of that Deferred Amount shall be ignored and no Award shall be granted in respect of the Aggregate Bonus. 11

Selection of Funds by Investment Professionals 3.6. Each Participant who is an Investment Professional will receive an Investment Preference Form from the Company. They must: a) complete their Investment Preference Form in accordance with Rule 3.7; and b) return it to the Company within the period that the Executive Committee notifies to them. 3.7. An Investment Professional may (but does not have to) specify in their Investment Preference Form, a percentage (not exceeding 50%) of their Deferred Amount which they wish to invest into the Growth Fund. Selection of Funds for Non-Investment Professionals 3.8. Each Participant who is a Non-Investment Professional will have 100% of their Deferred Amount invested into the Growth Fund. No change of investment choice permitted by Investment Professionals 3.9. For the avoidance of doubt, once an Investment Professional Participant has submitted a validly executed Investment Preference Form to the Company (or has been subject to Rule 6.2 by virtue of not having done so), they shall in no circumstances be entitled to, or permitted to, alter the decisions made on that Investment Preference Form (or deemed to have been made pursuant to Rule 6.2) as to the allocation of the Deferred Amount as between the relevant funds. Any attempt by a Participant to alter the decisions made on their Investment Preference Form (or pursuant to Rule 6.2, as the case may be) shall be null and void for all purposes. Proportionality 3.10. If a Participant is a Regulated Employee, the Remuneration Committee may, in its discretion, having regard to the Principles of Proportionality, determine that Rule 3.2 shall apply for the purpose of determining their Deferred Amount instead of Rule 3.3 or 3.4. 12

4. Closure & Rebalance of Funds 4.1. Notwithstanding Rule 3.9, at any time during a Rebalancing Period, the Executive Committee may, in its sole discretion: a) replace any Closed Fund with a Replacement Fund; and/or b) rebalance the Growth Fund in accordance with Rule 4.2 4.2. The Executive Committee may change the percentage allocation as between each of the funds comprised in the Growth Fund in any way it deems fit, provided always, that the aggregate of all such percentage allocations after such change, is 100 per cent. 4.3. For the avoidance of doubt, and notwithstanding any other Rule,: a) no Closed Fund may be replaced with a Replacement Fund pursuant to Rule 4.1(a); and b) no change of the percentage allocations in respect of the Growth Fund pursuant to Rule 4.2 shall take place except during a Rebalancing Period. 4.4. Notwithstanding Rule 3.9, if a fund specified in an Award Notice becomes a Closed Fund: a) the Closure Investment Return shall be calculated; b) if during the relevant Rebalancing Period, the Executive Committee determines that it shall replace the Closed Fund with a Replacement Fund in accordance with Rule 4.1(a), an amount equal to the Closure Investment Return (referred to in Rule 4.4(a)) will be invested in the Replacement Fund as soon as reasonably practicable (but in any event during the relevant Rebalancing Period); c) if during the relevant Rebalancing Period, the Executive Committee fails to determine a Replacement Fund for that Closed Fund in accordance with Rule 4.1(a), an amount equal to the Closure Investment Return (referred to in Rule 4.4(a)) shall be divided by the number of funds (other than the Closed Fund) specified in that Award Notice which remain in existence at the Closure Date (provided that there is one or more such funds) and the resulting sum invested, for and on behalf of the Award Holder, in each and every one of such remaining funds with effect from the last day of the relevant Rebalancing Period, save that where the Closed Fund is a fund which constituted part of the equities comprising the Growth Fund, an amount equal to the Closure Investment Return (referred to in Rule 4.4(a)) shall be divided by the number of equity funds (other than the Closed Fund) comprised within the Growth Fund, as the case may be, specified in the Award Notice concerned which remain in existence at the Closure Date of the Closed Fund and the resulting sum invested, for and on behalf of the Award Holder, in each and every one of such remaining equity funds with effect from the last day of the relevant Rebalancing Period; and d) the Company shall issue each Award Holder whose Award is affected by this Rule 4.4 with a revised Award Notice reflecting the closure of the Closed Fund (including any adjustment to the percentage allocations of the monies invested as between the remaining funds) and the revised Award Notice shall, immediately following its issue, (and unless and until replaced pursuant to this Rule 4.4(d) or 4.5(b)) be treated as the relevant and only Award Notice in respect of the Award. 4.5. If the Executive Committee determines that there should be a rebalancing pursuant to Rule 4.2, then in respect of each Award affected: a) the Investment Return for each and every fund specified in the Award Notice shall be calculated as at the date of that determination and the aggregate of the Investment Returns for all those funds shall immediately thereafter be treated as invested in the funds concerned in accordance with the percentages determined by the Executive Committee pursuant to Rule 4.2; and 13

b) the Company shall issue each Award Holder whose Award is affected by the foregoing provisions of this Rule 4.5 with a revised Award Notice setting out the revisions necessary to reflect the rebalancing and such revised Award Notice shall, immediately thereafter (unless and until replaced pursuant to this Rule 4.5(b) or 4.4(d)) be treated for all purposes as the only Award Notice in respect of the Award. 4.6. For the avoidance of doubt, the references to “each and every one of such remaining funds” in Rule 4.4 and the reference to “each and every fund specified in the Award Notice”, in Rule 4.5(a) shall, in relation to the Growth Fund, be taken to mean each fund specified as being comprised in it (including each separate sub-fund comprising its equity element) as the case may be in the Appendix to the Award Notice. 4.7. Notwithstanding any other provision of these Rules, if a fund becomes a Closed Fund, unless and until its Closure Investment Return is dealt with in accordance with either Rule 4.4(b) or 4.4(c), the Closure Investment Return shall be used for all purposes under the Scheme, including but not limited to the determination of any payment to be made to an Award Holder on the Vesting of an Award. 4.8. Where a fund specified in an Award Notice (being a Managed Fund or a fund which constituted part of the Growth Fund) has closed, the Executive Committee may, in its sole discretion, decide to commence a Rebalancing Period on any date following the Closure Date. If it commences in relation to a particular Closed Fund, then for the avoidance of doubt, any Rebalancing Period which commences after the Closure Date shall not trigger a further operation of Rule 4.4. The Executive Committee shall not be obliged to exercise its discretion pursuant to this Rule 4.8 in any Award Holder’s favour and whether or not such discretion is exercised is a matter which shall be solely and absolutely determined by the Executive Committee. 14

5. Making of Awards 5.1. Following receipt by the Company of a completed Investment Preference Form from an Investment Professional Participant (or, as the case may be, following the expiry of the period set out in Rule 3.6(b) for delivering a completed Investment Preference Form), the Company will issue an Award Notice to them. 5.2. Each Award shall be granted over three Units, being Unit 1, Unit 2 and Unit 3. 5.3. The Deferred Amount in respect of an Award shall be subdivided into three equal amounts. 5.4. Each of the three amounts determined in accordance with Rule 5.3 shall be notionally ascribed to a particular Unit subject to the Award. 15

6. Investment Professionals – Allocation of Initial Unit Value to the Funds 6.1. The following provisions apply in relation to Units comprised in an Award made for a Financial Year to an Investment Professional. 6.2. Where the Investment Professional has returned an Investment Preference Form complying with Rule 3.7 and expressing their wishes in accordance with Rule 3.6: a) an amount equal to the Selected Percentage of the Initial Unit Value for each Unit relating to that Award will be notionally invested in the Growth Fund in accordance with those wishes; and b) in relation to each of the Managed Funds set out in the Investment Preference Form, an amount equal to the Mandatory Percentage of the Initial Unit Value will be notionally invested in that Managed Fund. 6.3. Where the Investment Professional has failed to return an Investment Preference Form on or before the date specified in Rule 3.6(b) and/or such Investment Preference Form does not comply with Rule 3.7: a) the Initial Unit Value for each Unit shall be divided by the number of Managed Funds (as set out in the Investment Preference Form); and b) in respect of each such Managed Fund an amount equal to the sum resulting from such calculation shall be the amount that is invested into that Managed Fund for the purpose of the Award. 16

7. Non-Investment Professionals – Allocation of Initial Unit Value to the Funds In relation to Units comprised in an Award made to a Non-Investment Professional for a Financial Year in accordance with Rule 3.8, the Initial Unit Value for each Unit shall be invested in the Growth Fund. 17

8. Vesting of Awards 8.1. Except as otherwise set forth in the Scheme, an Award shall Vest as follows: (a) in respect of Unit 1, on the First Vesting Date; (b) in respect of Unit 2, on the Second Vesting Date; and (c) in respect of Unit 3, on the Third Vesting Date. 8.2. The Company shall, subject to Rule 22, make a cash payment to the Award Holder whose Award had Vested as soon as reasonably practicable after the date that the Final Unit Values relating to the Units in respect of which Vesting has taken effect, are determined by the Executive Committee. The payment shall be subject to deductions or withholdings pursuant to Rule 16. 18

9. Determination of Final Unit Values Each Final Unit Value relating to a Unit comprised in an Award shall, subject to Rule 4.7, be an amount equal to the aggregate of the Investment Return for each and every fund in which part of the Initial Unit Value relating to the same Unit is invested as at the last day of the month immediately preceding the Vesting Date. 19

10. Cessation of Employment 10.1. If an Award Holder is a Good Leaver, all their Subsisting Award’s shall immediately Vest. 10.2. If an Award Holder is a Bad Leaver, all their Subsisting Awards shall immediately lapse. 20

11. Winding-up If: (a) the Company passes a resolution for a voluntary winding-up of the Company; or (b) an order is made for the compulsory winding up of the Company, all Subsisting Awards shall Vest. 21

12. No payments until Vesting No payment shall be due pursuant to an Award, and no payment shall be made under the Scheme in respect of it, until it has Vested. 22

13. Cash Scheme Only For the avoidance of doubt, an Award does not give the Award Holder an interest in any fund or an actual right to acquire an interest in any fund nor any right to demand a cash payment in respect of his Award other than in accordance with the Rules. 23

14. Alterations to the Scheme 14.1. Subject to Rule 14.5 and Rule 20, the Remuneration Committee may at any time alter or add to any of the provisions of this Scheme in any respect PROVIDED THAT, no such alteration or addition shall take effect so as to materially adversely affect the existing rights of any person other than the Company in relation to any Awards which have already been made. 14.2. The Executive Committee may from time to time establish procedures for the administration and implementation of this Scheme as it thinks fit and in the event of any dispute or disagreement as to the interpretation of this Scheme or of any such rules, regulations or procedures or as to any question or right arising from or related to this Scheme, the decision of the Executive Committee shall be final and binding upon all persons. 14.3. As soon as reasonably practicable after any alteration or addition is made under this Rule 14, the Executive Committee shall give notice in writing thereof to any Award Holder thereby affected. 14.4. The Company may at any time resolve to terminate the Scheme in which event no further Awards shall be granted but the provisions of the Scheme shall, in relation to Subsisting Awards, continue in full force and effect. 14.5. Notwithstanding Rule 14.1, and subject to Rule 20, the Remuneration Committee may make any alteration or addition to any of the provisions of the Scheme without obtaining the consent of any Award Holder, if such amendment is a minor alteration or addition to benefit the administration of the Scheme or is to take account of a change in legislation or is for the purpose of obtaining or maintaining favourable tax, exchange control or regulatory treatment for any Award Holder, the Company or any member of its Group, provided always that with respect to Award Holders who are US Employees, no such alteration or addition shall result in the Award violating Section 409A. 24

15. Relationship with Service Contract and Other Employee Compensation Schemes 15.1. The grant of an Award does not form part of an Award Holder’s contract of employment with any Group Company or his entitlement to remuneration or benefits pursuant to his contract of employment or other terms of engagement and it shall not confer on them any legal or equitable rights (other than those constituting the Awards themselves) against any Group Company, directly or indirectly, or give rise to any cause of action in law or in equity against any Group Company, nor does the existence of a contract of employment between any person and any Group Company give such person any right or entitlement to receive an Award or any expectation that an Award might be granted to them whether subject to any conditions or at all. 15.2. The rights and obligations of any person under the terms of their contract of employment with the Company (or any other Group Company) shall not be affected by his participation in the Scheme. 15.3. The benefits to Participants under the Scheme shall not form any part of their wages or remuneration or count as pay or remuneration for pensionable pay or other purposes (except as required by law). 15.4. An Award Holder who ceases to be an Employee for any reason whatsoever shall not be entitled to any rights or additional rights to compensation or damages in respect of any loss of the opportunity to benefit from any rights or entitlement, whether existing or prospective, arising under or relating to this Scheme (whether or not such cessation is ultimately held to be wrongful or unfair). 15.5. By accepting the grant of an Award, an Award Holder shall be deemed to have agreed to the foregoing provisions of this Rule 15. 25

16. Withholdings Where, in relation to an Award, any Group Company (or company that was a Group Company) is liable, or is in accordance with current practice believed by the Company to be liable, to deduct and/or account to any revenue or other authority for any sum in respect of any liability of the Award Holder for tax or employee’s national insurance contributions and/or other social security payments, any of those companies shall be entitled to deduct (or procure a deduction) from any payment to the Award Holder (whether pursuant to the Scheme or otherwise), an amount in respect of such liability before the payment is made. 26

17. No Assignment The benefit of an Award may not be assigned to any person. If an Award Holder attempts to assign, charge or pledge any Award held by him, the Award shall immediately lapse and the Award Holder shall not be entitled any rights or entitlements whatsoever in respect of that Award. 27

18. Service of Documents 18.1. Except as otherwise provided in these Rules, any notice or document to be given by, or on behalf of, the Company to any person in accordance or in connection with the Scheme shall be in writing and shall be duly given by: a) delivering it to him at his place of work; b) sending it through the post to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; c) sending it by email to that person’s work email address (or personal email address provided by them to any Group Company for this purpose or in connection. 18.2. Any notice in writing or document to be submitted or given to the directors of the Company or to the Company in accordance or in connection with this Scheme may be delivered by hand or sent by post or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the directors of the Company and whose name and address is notified in writing to Participants. 28

19. Governing Law Except as set forth below, the formation, existence, construction, performance, validity and all aspects whatsoever of the Scheme, any term of the Scheme and any Award granted under it shall be governed by English law. The English courts shall have jurisdiction to settle any disputes which may arise out of or in connection with the Scheme. 29

20. US Section 409A / Foreign Jurisdictions 20.1 To the extent applicable to a Participant, Awards under the Plan are intended to be excepted from Section 409A under the short-term deferral exception as specified in Treas. Reg. § 1.409A-1(b)(4), and shall be administered, interpreted and construed in a manner necessary to comply with such exception (or disregarded to the extent such provision cannot be so administered, interpreted or construed). To the extent the Remuneration Committee agrees to pay an incentive award in connection with a Participant’s termination of employment, or under any other circumstance where such compensation becomes vested and is no longer subject to a substantial risk of forfeiture, any such payment shall be made within the “applicable 2½ month period” specified in Treas. Reg. §1.409A- 1(b)(4). For this purpose, the applicable 2½ month period (commonly referred to as the “short-term deferral period”) is the period ending on the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right is no longer subject to a substantial risk of forfeiture. 20.2 Notwithstanding the foregoing provisions of the Rule 20, if any benefit provided under the Plan is subject to the provisions of Section 409A (and not excepted therefrom), the provisions of the Plan and any applicable Award Notice shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed), and the following provisions shall apply, as applicable: (a) For purposes of Section 409A of the Code, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be administered, interpreted and construed accordingly. With respect to payments payable upon a termination of employment or service, such payment shall only be made to the extent the Participant has experienced a separation from service (within the meaning of Section 409A). Whether a Participant has experienced a separation from service shall be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A. (b) If a Participant is a “specified employee” (as defined in Section 409A and determined in accordance with the procedures established by the Company) and a payment to the Participant is due upon separation from service, such payment shall be delayed for a period of six (6) months after the date of the Participant’s separation from service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of separation from service unless another compliant date is specified in the applicable award agreement. 20.3 The Company reserves the right to amend the Plan or Award Notice, without the consent of the Participant, issued thereunder to the extent it determines such amendment is necessary in order to comply with Section 409A of the Code (or exception thereto). In no event shall the Company, a Group Company or any of their officers, employees, directors, shareholders or affiliates, including, but not limited to, any member of the Remuneration Committee or the Executive Committee, have any liability to any Participant (or any other person) due to the failure of the Plan or any benefit provided thereunder to satisfy the requirements of Section 409A or any other applicable law. 20.4 In order to facilitate participation in the Plan by Employees who are subject to the tax laws of the United States or other foreign jurisdictions , the Remuneration Committee may approve such addenda, subplans and/or supplemental terms and conditions as the Remuneration Committee shall deem necessary or desirable to accommodate differences in the substantive laws and customs of a foreign jurisdiction. 30

21. Data Protection Personal data relating to Participants and any individuals who may be eligible to participate in the Scheme may be collected, processed and transferred for any purpose relating to the operation of the Plan in compliance with any Applicable Laws and any data privacy notice and/or policies of any Group Member in force from time to time. For this purpose, "Applicable Laws" means the Listing Rules published by the Financial Conduct Authority, the City Code on Takeovers and Mergers, the Market Abuse Regulation (EU) 596/2014 or any other relevant UK or overseas regulation or enactment. 31

22. Clawback 22.1 Notwithstanding any other provision of this Scheme, if: (a) a Repudiatory Event occurs at any time during the Relevant Period; or (b) a Repudiatory Event (at any time during the Relevant Period) first comes to the attention of the Remuneration Committee during the Relevant Period, the following provisions of this Rule 22 shall apply. 22.2 In relation to the Award Holder concerned: (a) all Subsisting Awards held by them shall lapse immediately upon the occurrence of the Repudiatory Event or upon the Remuneration Committee first becoming aware of the Repudiatory Event, as the case may be; (b) where the Repudiatory Event occurs or otherwise comes to the attention of the Remuneration Committee following Vesting of an Award but prior to any consequent payment of cash to the Award Holder, the Award Holder shall, notwithstanding any other provision of this Scheme, loose his entitlement to receive the cash payment to which he would have been entitled pursuant to that Vesting. In such circumstances, the Award Holder shall not be entitled to receive any payment in respect of the Award unless the Remuneration Committee determines, in its sole discretion, that a reduced payment should be made having regard to the damage (on such basis as the Remuneration Committee considers appropriate in all the circumstances) caused to the Group as a result the Repudiatory Event; (c) where the Repudiatory Event occurs or otherwise comes to the attention of the Executive (d) Committee after payment of any cash to the Award Holder pursuant to the Vesting of an Award, the Award Holder shall, upon receiving a written demand to do so from the Company, immediately be liable to pay to the Company (or another Group Company if the Company so directs) the full amount of the cash payment received by them on that Vesting after deducting any income tax and employee’s national insurance contributions thereon unless the Remuneration Committee determines, in its sole discretion, that the damage (on such basis as it considers appropriate in all the circumstances) caused to the Group by the Repudiatory Event would be sufficiently compensated by a lesser payment, in which case, the demand shall specify the lesser payment and the Award Holder will be liable to pay it to the Company (or another Group Company if the Company so directs). The Award Holder must make that payment within 14 days following the date of issue of the written demand. 22.3 For the avoidance of doubt, the provisions in Rule 22.2 shall apply equally to each and every Award held by the Award Holder concerned (and each any every Vesting of any of such Award), so that: (a) if the Award Holder holds more than one Award when the Repudiatory Event occurs or it first comes to the attention of the Remuneration Committee, all such Awards would lapse in accordance with Rule 22.2(a); (b) if at the time of the Repudiatory Event or it coming to the attention of the Remuneration Committee, the Award Holder has not yet received cash payments pursuant to the Vesting of more than one Award, all cash payments due to them pursuant to such Vesting will be subject to Rule 22.2(b); and (c) if the Repudiatory Event occurs or otherwise comes to the attention of the Remuneration Committee after the payment of any cash to the Award Holder pursuant to the Vesting of more than one Award, the provisions of Rule 22.2(c) shall apply to all those payments. 32

Schedule 1 Investment Preference Form for Investment Professionals [Letterhead of the Company] To: [Employee] Date: [ ] Dear [Name] Hermes Fund Managers Limited Co-Investment Scheme (the “Scheme”) 2018 Investment Preference Form You have been selected to receive an Award in accordance with the Rules of the Scheme in respect of the Financial Year [year]. A copy of the Rules is attached. The Deferred Amount will be [£/US$] [amount]. This will be notionally invested in funds as described below (there will be no actual investment in the funds). PLEASE READ THE WHOLE OF THIS FORM BEFORE COMPLETING IT Investment in the Growth Fund The Growth Fund consists of the basket of funds described in Appendix 2-1. You may select in a percentage (not exceeding 50%) of the Deferred Amount that you wish to have notionally invested in the Growth Fund. If you do not make a selection, it will all be invested in the Managed Funds as described below. Percentage of the Deferred Amount to be invested in the Growth fund Table 1 % Investment in the Managed Funds You are involved in the management of the funds listed in Table 2 below. Equal parts of any amount of the Deferred Amount that is not notionally invested in the Growth Fund will notionally be invested in each of those Managed Funds. Table 2 [Name of Managed Fund] [Name of Managed Fund] [Name of Managed Fund] [Name of Managed Fund] 33

All decisions set out in this form are subject to the Participation Criteria. The rules of the Scheme govern the constitution and weighting of the Growth Fund and provide for replacement funds to be appointed if a fund closes or for the rebalancing of the funds constituting the Growth Fund. Please refer to the Scheme Rules for further details. Unless otherwise stated or the context requires otherwise, terms used in this Investment Preference Form have the same meaning as in the Scheme Rules. Before returning this form, please check that you have completed Table 1 above and then sign and date the form where indicated below. I hereby authorise and direct the Company (or, if different, my employer or ex-employer) to deduct from any amount payable to me any income tax and employee’s NI contributions payable in respect of any sums payable to me pursuant to the Scheme and any Clawback amount. I have read and agree to be bound by the Rules of the Scheme. ____________________________ _________________________ Employee’s signature Date ONCE YOU HAVE COMPLETED TABLE 1 ABOVE, YOU MUST RETURN THIS FORM DULY SIGNED AND DATED BY YOU ABOVE, TO BE RECEIVED BY THE COMPANY BY NO LATER THAN 20 BUSINESS DAYS AFTER THE DATE STATED AT THE TOP OF THIS FORM. A copy of this Form has is enclosed for your personal records. Yours sincerely, For and on behalf of Hermes Fund Managers Limited 34

Appendix 2-1 The Growth Fund is the basket of funds consisting of: [45% Equities] [25% Credit (split as to 20% High Yield and 10% Investment Grade)] [15% Real Asset] [15% Multi Asset] Where such Equities are comprised as to: [20% Hermes Global Equity Fund] [10% Global SMID] [5% European Alpha] [5% Asia] [5% GEMs] subject always to any rebalancing or amendment pursuant to the rules of the Scheme. 35

Schedule 2 Form of Award Notice for Non-Investment Professionals [On Company Letterhead] To: [Employee] Date: [ ] Dear [Name] Hermes Fund Managers Limited Co-Investment Scheme 2018 (the “Scheme”) Year [year] Award Notice You have been granted an Award subject to the Rules of the Scheme. Further details are set out below Effective Date: [1 March ●]) Deferred Amount: £/$● Initial Unit 1 Value: £/$● (1/3rd of the Deferred Amount) Initial Unit 2 Value: £/$● (1/3rd of the Deferred Amount) Initial Unit 3 Value: £/$● (1/3rd of the Deferred Amount) Investment in respect of the Unit 1 Value: Fund Initial Unit 1 Value Allocated to Fund Growth Fund £/$●/% Investment in respect of the Unit 2 Value: Fund Initial Unit 2 Value Allocated to Fund Growth Fund £/$●/% Investment in respect of the Unit 3 Value: Fund Initial Unit 3 Value Allocated to Fund Growth Fund £/$●/% First Vesting Date (1/3 of the Award): [1 March ●] Second Vesting Date (1/3 of the Award): [1 March ●] Third Vesting Date (1/3 of the Award): [1 March ●] 36

Your Business Unit ● Each of the separate funds comprised in the Growth Fund and the percentage which they represent in terms of the overall Growth Fund are set out in the Appendix 3-1 overleaf. Unless otherwise stated, used in this Award Notice have the same meaning as in the Rules of the Scheme. Yours sincerely, For and on behalf of Hermes Fund Managers Limited 37

Appendix 2-1 The Growth Fund is the basket of funds consisting of: [45% Equities] [25% Credit (split as to 20% High Yield and 10% Investment Grade)] [15% Commodities] [15% Real Estate] Where such Equities are comprised as to: [20% Hermes Global Equity Fund] [10% Global SMID] [5% European Alpha] [5% Asia] [5% GEMs] subject always to any rebalancing or amendment pursuant to the Rules of the Scheme. 38

Schedule 3 Form of Award Notice for Investment Professionals [On Company Letterhead] To: [Employee] Date: [ ] Dear [Name] Hermes Fund Managers Limited Co-Investment Scheme 2018 (the “Scheme”) Year [year] Award Notice You have been granted an Award subject to the Rules of the Scheme. Further details are set out below. [Each of the separate funds comprised in the Growth Fund and the percentage which they represent in terms of the overall Growth Fund are set out in Appendix 3-1 overleaf.] Effective Date: [1 March ●]) Deferred Amount: £/$● Initial Unit 1 Value: £/$● (1/3rd of the Deferred Amount) Initial Unit 2 Value: £/$● (1/3rd of the Deferred Amount) Initial Unit 3 Value: £/$● (1/3rd of the Deferred Amount) Investment in respect of the Unit 1 Value: Fund Initial Unit 1 Value Allocated to Fund Growth Fund £/$●/% Investment in respect of the Unit 2 Value: Fund Initial Unit 2 Value Allocated to Fund Growth Fund £/$●/% Investment in respect of the Unit 3 Value: Fund Initial Unit 3 Value Allocated to Fund Growth Fund £/$●/% [Each of the separate funds comprised in the Growth Fund and the percentage which they represent in terms of the overall Growth Fund are set out in the Appendix overleaf.] First Vesting Date (1/3 of the Award): [1 March ●] Second Vesting Date (1/3 of the Award): [1 March ●] 39

Third Vesting Date (1/3 of the Award): [1 March ●] Your Business Unit ● Unless otherwise stated, any defined terms set out in this Award Notice shall have the same meaning as set out in the Rules of the Scheme. This Award will be held by you on and subject to the Rules of the Scheme. IN ALL CASES THE AWARD MAY ONLY BE EXERCISED OVER A UNIT TO THE EXTENT THAT IT HAS VESTED IN RESPECT OF SUCH UNIT UNDER THE SCHEME RULES Yours sincerely, For and on behalf of Hermes Fund Managers Limited 40

Appendix 3-1 The Growth Fund is the basket of funds consisting of: [45% Equities] [25% Credit (split as to 20% High Yield and 10% Investment Grade)] [15% Commodities] [15% Real Estate] Where such Equities are comprised as to: [20% Hermes Global Equity Fund] [10% Global SMID] [5% European Alpha] [5% Asia] [5% GEMs] subject always to any rebalancing or amendment pursuant to the rules of the Scheme. 41